Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-289614) on Form S-3 and (Nos. 333-272959 and 333-291619) on Form S-8 of our reports dated February 20, 2026, with respect to the consolidated financial statements and financial statement schedule IV – Mortgage Loans on Real Estate of MFA Financial, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
February 20, 2026